Exhibit 99.1
News Release

Contact:	James Gherardi Corporate Communications 312-394-7417 Andrew Plenge Investor Relations 312-394-2345
EXELON REPORTS SECOND QUARTER 2023 RESULTS
Earnings Release Highlights
•GAAP Net Income of $0.34 per share and Adjusted (non-GAAP) Operating Earnings of $0.41 per share for the second quarter of 2023
•Reaffirming full year 2023 Adjusted (non-GAAP) Operating Earnings guidance range of $2.30-$2.42 per share
•Reaffirming fully regulated operating EPS compounded annual growth target of 6-8% from 2021 and 2022 guidance midpoints through 2025 and 2026, respectively, with expectation to be at midpoint or better of growth range
•Strong utility reliability performance – every utility achieved top quartile in outage duration and outage frequency, and ComEd, PECO, and PHI delivered best-on-record performance for the second straight quarter
•Pepco submitted its three-year multi-year plan application with proposed 9-month extension to the Maryland Public Service Commission (MDPSC) in May seeking an increase in base rates over the period of 2024 to 2027 to support a climate ready grid and enable cleaner energy programs and technologies that support the state’s goal to reach net-zero emissions by 2045

CHICAGO (Aug. 2, 2023) — Exelon Corporation (Nasdaq: EXC) today reported its financial results for the second quarter of 2023.
“In the second quarter, we reported solid financial results, and our local energy companies across the country continue to prove that they are best in class – with three of our four operating companies having best-on-record performance in outage frequency and outage duration last quarter,” said Exelon President and CEO, Calvin Butler. “We deliver this performance while remaining steadfast in our commitment to a sustainable energy future. We are modernizing the grid, enabling further electrification and decarbonization. I’m confident we will continue strengthening Exelon’s financial position while prioritizing the health of our customers and communities.”
“Exelon’s performance remained strong into the second quarter of the year, reporting Adjusted (non-GAAP) Operating Earnings of $0.41 per share, which is in line with expectations,” said Exelon Executive Vice President and CFO Jeanne Jones. “Through the first half of 2023, we have deployed $3.6B of investments needed to lead the energy transformation for our customers. We look forward to closing out
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the second half of 2023 equally strong executing on the remaining $7.2 billion of investments. We reaffirm our full year Adjusted (non-GAAP) Operating Earnings guidance range of $2.30 to $2.42 per share.”
Second Quarter 2023
Exelon's GAAP Net Income from Continuing Operations for the second quarter of 2023 decreased to $0.34 per share from $0.47 GAAP Net Income from Continuing Operations per share in the second quarter of 2022. Adjusted (non-GAAP) Operating Earnings for the second quarter of 2023 decreased to $0.41 per share from $0.44 per share in the second quarter of 2022. For the reconciliations of GAAP Net Income from Continuing Operations to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 4.
Adjusted (non-GAAP) Operating Earnings in the second quarter of 2023 primarily reflect:
•Consistent utility earnings primarily due to higher electric distribution formula rate earnings at ComEd from higher allowed ROE due to an increase in U.S. treasury rates and the impacts of higher rate base, rate increases at PECO, BGE, and PHI, and carrying costs related to the carbon mitigation credit (CMC) regulatory asset at ComEd. This was partially offset by unfavorable weather at PECO, higher depreciation expense at PECO, and higher interest expense at BGE.
•Higher costs at the Exelon holding company primarily due to higher interest expense.
Operating Company Results1
ComEd
ComEd's second quarter of 2023 GAAP Net Income increased to $249 million from $227 million in the second quarter of 2022. ComEd's Adjusted (non-GAAP) Operating Earnings for the second quarter of 2023 increased to $251 million from $229 million in the second quarter of 2022, primarily due to increases in electric distribution formula rate earnings (reflecting higher allowed ROE due to an increase in U.S. Treasury rates and the impacts of higher rate base) and carrying costs related to the CMC regulatory asset. Due to revenue decoupling, ComEd's distribution earnings are not affected by actual weather or customer usage patterns.
PECO
PECO’s second quarter of 2023 GAAP Net Income decreased to $97 million from $133 million in the second quarter of 2022. PECO's Adjusted (non-GAAP) Operating Earnings for the second quarter of 2023 decreased to $98 million from $134 million in the second quarter of 2022, primarily due to unfavorable weather and an increase in depreciation expense, partially offset by gas distribution rate increases.
BGE
BGE’s second quarter of 2023 GAAP Net Income increased to $42 million from $37 million in the second quarter of 2022. BGE's Adjusted (non-GAAP) Operating Earnings for the second quarter of 2023 increased to $43 million from $38 million in the second quarter of 2022, primarily due to favorable impacts of the multi-year plans, offset by an increase in interest expense. Due to revenue decoupling, BGE's distribution earnings are not affected by actual weather or customer usage patterns.
___________
1Exelon’s four business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; and PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware.
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PHI
PHI’s second quarter of 2023 GAAP Net Income increased to $103 million from $100 million in the second quarter of 2022. PHI’s Adjusted (non-GAAP) Operating Earnings for the second quarter of 2023 increased to $115 million from $101 million in the second quarter of 2022, primarily due to distribution and transmission rate increases. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland, Pepco District of Columbia, and ACE are not affected by actual weather or customer usage patterns.
Recent Developments and Second Quarter Highlights
•Pepco Maryland Electric Rate Case: On May 16, 2023, Pepco filed an application for a three-year cumulative multi-year plan for April 1, 2024 through March 31, 2027, with the MDPSC. Pepco requested total electric revenue requirement increases of $74 million, $60 million, and $60 million in 2024, 2025, and 2026, respectively. The plan contains a proposed nine-month extension period with a requested revenue requirement increase of $20 million effective April 1, 2027 through December 31, 2027. The electric revenue requirement increases reflect a requested ROE of 10.5%. Requested revenue requirement increases will be used to recover capital investments designed to advance system-readiness and support Maryland's climate and clean energy goals.
•Financing Activities:
◦On May 9, 2023, ComEd entered into a 364-day term loan agreement for $400 million with a variable rate equal to SOFR plus 1.00% and an expiration date of May 7, 2024. The proceeds from this loan were used to repay outstanding commercial paper obligations and for general corporate purposes.
◦On June 23, 2023, PECO issued $575 million aggregate principal amounts of its First and Refunding Mortgage Bonds, 4.90% Series due June 15, 2033. PECO used the proceeds to refinance existing indebtedness, refinance outstanding commercial paper obligations, and for general corporate purposes.
◦On May 10, 2023, BGE issued $700 million aggregate principal amount of its 5.40% notes due June 1, 2053. BGE used the proceeds to repay outstanding commercial paper obligations, repay existing indebtedness, and for general corporate purposes.

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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) Operating Earnings for the second quarter of 2023 do not include the following items (after tax) that were included in reported GAAP Net Income from Continuing Operations:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2023 GAAP Net Income from Continuing Operations	$0.34	$343	$249	$97	$42	$103
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $1)	—	3	—	—	—	—
Change in Environmental Liabilities (net of taxes of $1)	0.01	11	—	—	—	11
SEC Matter Loss Contingency (net of taxes of $0)	0.05	46	—	—	—	—
Separation Costs (net of taxes of $2, $1, $0, $0, and $1, respectively)	0.01	5	2	1	1	1
2023 Adjusted (non-GAAP) Operating Earnings	$0.41	$408	$251	$98	$43	$115
Adjusted (non-GAAP) Operating Earnings for the second quarter of 2022 do not include the following items (after tax) that were included in reported GAAP Net Income from Continuing Operations:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2022 GAAP Net Income from Continuing Operations	$0.47	$465	$227	$133	$37	$100
Separation Costs (net of taxes of $4, $1, $0, $0, and $1, respectively)	0.01	10	2	1	1	2
Income Tax-Related Adjustments (entire amount represents tax expense)	(0.04)	(43)	—	—	—	—
2022 Adjusted (non-GAAP) Operating Earnings	$0.44	$433	$229	$134	$38	$101
Note: Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income from Continuing Operations and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2023 and 2022 ranged from 24.0% to 29.0%.
Webcast Information
Exelon will discuss second quarter 2023 earnings in a conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.
About Exelon
Exelon (Nasdaq: EXC) is a Fortune 250 company and the nation’s largest utility company, serving more than 10 million customers through six fully regulated transmission and distribution utilities — Atlantic
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City Electric (ACE), Baltimore Gas and Electric (BGE), Commonwealth Edison (ComEd), Delmarva Power & Light (DPL), PECO Energy Company (PECO), and Potomac Electric Power Company (Pepco). More than 19,000 Exelon employees dedicate their time and expertise to supporting our communities through reliable, affordable and efficient energy delivery, workforce development, equity, economic development and volunteerism. Follow Exelon on Twitter @Exelon.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses, and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. Exelon has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on Aug. 2, 2023.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.
The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2022 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; (2) the Registrants' Second Quarter 2023 Quarterly Report on Form 10-Q (to be filed on Aug. 2, 2023) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1.
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Financial Statements: Note 12, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.
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Earnings Release Attachments

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Other (a)	Exelon
Three Months Ended June 30, 2023
Operating revenues	$1,901	$828	$797	$1,305	$(13)	$4,818
Operating expenses
Purchased power and fuel	685	302	272	467	1	1,727
Operating and maintenance	355	239	198	304	101	1,197
Depreciation and amortization	350	99	158	243	16	866
Taxes other than income taxes	88	47	76	112	1	324
Total operating expenses	1,478	687	704	1,126	119	4,114
Operating income (loss)	423	141	93	179	(132)	704
Other income and (deductions)
Interest expense, net	(120)	(48)	(44)	(81)	(134)	(427)
Other, net	17	6	5	25	86	139
Total other income and (deductions)	(103)	(42)	(39)	(56)	(48)	(288)
Income (loss) before income taxes	320	99	54	123	(180)	416
Income taxes	71	2	12	20	(32)	73
Net income (loss)	249	97	42	103	(148)	343
Net income (loss) attributable to common shareholders	$249	$97	$42	$103	$(148)	$343

Three Months Ended June 30, 2022
Operating revenues	$1,425	$816	$786	$1,221	$(9)	$4,239
Operating expenses
Purchased power and fuel	283	283	289	420	(1)	1,274
Operating and maintenance	338	215	205	292	59	1,109
Depreciation and amortization	328	93	152	240	17	830
Taxes other than income taxes	90	48	71	114	7	330
Total operating expenses	1,039	639	717	1,066	82	3,543
Loss on sale of assets and businesses	(2)	—	—	—	—	(2)
Operating income (loss)	384	177	69	155	(91)	694
Other income and (deductions)
Interest expense, net	(104)	(43)	(36)	(73)	(102)	(358)
Other, net	13	8	5	19	130	175
Total other income and (deductions)	(91)	(35)	(31)	(54)	28	(183)
Income (loss) before income taxes	293	142	38	101	(63)	511
Income taxes	66	9	1	1	(31)	46
Net income (loss)	227	133	37	100	(32)	465
Net income (loss) attributable to common shareholders	$227	$133	$37	$100	$(32)	$465

Change in Net income from 2022 to 2023	$22	$(36)	$5	$3	$(116)	$(122)

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Other (a)	Exelon
Six Months Ended June 30, 2023
Operating revenues	$3,568	$1,940	$2,053	$2,841	$(22)	$10,380
Operating expenses
Purchased power and fuel	1,172	786	764	1,094	2	3,818
Operating and maintenance	692	510	419	613	113	2,347
Depreciation and amortization	688	197	325	484	33	1,727
Taxes other than income taxes	182	97	159	232	9	679
Total operating expenses	2,734	1,590	1,667	2,423	157	8,571
Operating income (loss)	834	350	386	418	(179)	1,809
Other income and (deductions)
Interest expense, net	(237)	(97)	(88)	(157)	(261)	(840)
Other, net	34	15	8	51	141	249
Total other income and (deductions)	(203)	(82)	(80)	(106)	(120)	(591)
Income (loss) from continuing operations before income taxes	631	268	306	312	(299)	1,218
Income taxes	142	5	65	54	(60)	206
Net income (loss) from continuing operations after income taxes	489	263	241	258	(239)	1,012
Net income from discontinued operations after income taxes	—	—	—	—	—	—
Net income (loss)	489	263	241	258	(239)	1,012
Net income attributable to noncontrolling interests	—	—	—	—	—	—
Net income (loss) attributable to common shareholders	$489	$263	$241	$258	$(239)	$1,012

Six Months Ended June 30, 2022
Operating revenues	$3,158	$1,863	$1,940	$2,626	$(21)	$9,566
Operating expenses
Purchased power and fuel	921	689	743	999	—	3,352
Operating and maintenance	689	463	423	591	122	2,288
Depreciation and amortization	649	185	322	459	32	1,647
Taxes other than income taxes	185	95	148	233	23	684
Total operating expenses	2,444	1,432	1,636	2,282	177	7,971
Loss on sale of assets and businesses	(2)	—	—	—	—	(2)
Operating income (loss)	712	431	304	344	(198)	1,593
Other income and (deductions)
Interest expense, net	(204)	(84)	(71)	(143)	(195)	(697)
Other, net	26	16	11	37	223	313
Total other income and (deductions)	(178)	(68)	(60)	(106)	28	(384)
Income (loss) from continuing operations before income taxes	534	363	244	238	(170)	1,209
Income taxes	119	24	10	8	102	263
Net income (loss) from continuing operations after income taxes	415	339	234	230	(272)	946
Net income from discontinued operations after income taxes	—	—	—	—	117	117
Net income (loss)	415	339	234	230	(155)	1,063
Net income attributable to noncontrolling interests	—	—	—	—	1	1
Net income (loss) attributable to common shareholders	$415	$339	$234	$230	$(156)	$1,062

Change in Net income from continuing operations 2022 to 2023	$74	$(76)	$7	$28	$33	$66
__________
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.

Exelon
Consolidated Balance Sheets
(unaudited)
(in millions)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$399	$407
Restricted cash and cash equivalents	435	566
Accounts receivable
Customer accounts receivable	2,333	2,544
Customer allowance for credit losses	(323)	(327)
Customer accounts receivable, net	2,010	2,217
Other accounts receivable	1,107	1,426
Other allowance for credit losses	(87)	(82)
Other accounts receivable, net	1,020	1,344
Inventories, net
Fossil fuel	88	208
Materials and supplies	622	547
Regulatory assets	2,505	1,641
Other	463	406
Total current assets	7,542	7,336
Property, plant, and equipment, net	71,300	69,076
Deferred debits and other assets
Regulatory assets	7,972	8,037
Goodwill	6,630	6,630
Receivable related to Regulatory Agreement Units	3,120	2,897
Investments	238	232
Other	1,278	1,141
Total deferred debits and other assets	19,238	18,937
Total assets	$98,080	$95,349

	June 30, 2023	December 31, 2022
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,236	$2,586
Long-term debt due within one year	1,505	1,802
Accounts payable	2,506	3,382
Accrued expenses	1,220	1,226
Payables to affiliates	5	5
Regulatory liabilities	439	437
Mark-to-market derivative liabilities	31	8
Unamortized energy contract liabilities	8	10
Other	986	1,155
Total current liabilities	7,936	10,611
Long-term debt	39,492	35,272
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	11,547	11,250
Regulatory liabilities	9,406	9,112
Pension obligations	1,061	1,109
Non-pension postretirement benefit obligations	510	507
Asset retirement obligations	273	269
Mark-to-market derivative liabilities	109	83
Unamortized energy contract liabilities	30	35
Other	2,247	1,967
Total deferred credits and other liabilities	25,183	24,332
Total liabilities	73,001	70,605
Commitments and contingencies
Shareholders’ equity
Common stock	20,941	20,908
Treasury stock, at cost	(123)	(123)
Retained earnings	4,891	4,597
Accumulated other comprehensive loss, net	(630)	(638)
Total shareholders’ equity	25,079	24,744
Total liabilities and shareholders’ equity	$98,080	$95,349

Exelon
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net income	$1,012	$1,063
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	1,727	1,854
Gain on sales of assets and businesses	—	(8)
Deferred income taxes and amortization of investment tax credits	94	143
Net fair value changes related to derivatives	4	(59)
Net realized and unrealized losses on NDT funds	—	205
Net unrealized losses on equity investments	—	16
Other non-cash operating activities	(222)	276
Changes in assets and liabilities:
Accounts receivable	387	(795)
Inventories	44	12
Accounts payable and accrued expenses	(734)	544
Option premiums paid, net	—	(39)
Collateral (paid) received, net	(187)	1,689
Income taxes	97	23
Regulatory assets and liabilities, net	(516)	(376)
Pension and non-pension postretirement benefit contributions	(85)	(585)
Other assets and liabilities	140	(723)
Net cash flows provided by operating activities	1,761	3,240
Cash flows from investing activities
Capital expenditures	(3,685)	(3,507)
Proceeds from NDT fund sales	—	488
Investment in NDT funds	—	(516)
Collection of DPP	—	169
Proceeds from sales of assets and businesses	—	16
Other investing activities	10	4
Net cash flows used in investing activities	(3,675)	(3,346)
Cash flows from financing activities
Changes in short-term borrowings	(1,600)	(597)
Proceeds from short-term borrowings with maturities greater than 90 days	400	1,150
Repayments on short-term borrowings with maturities greater than 90 days	(150)	(350)
Issuance of long-term debt	5,200	5,151
Retirement of long-term debt	(1,209)	(1,707)
Dividends paid on common stock	(717)	(663)
Proceeds from employee stock plans	19	17
Transfer of cash, restricted cash, and cash equivalents to Constellation	—	(2,594)
Other financing activities	(84)	(84)
Net cash flows provided by financing activities	1,859	323
(Decrease) increase in cash, restricted cash, and cash equivalents	(55)	217
Cash, restricted cash, and cash equivalents at beginning of period	1,090	1,619
Cash, restricted cash, and cash equivalents at end of period	$1,035	$1,836

Exelon
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Three Months Ended June 30, 2023 and 2022
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Other (a)	Exelon
2022 GAAP Net Income (Loss) from Continuing Operations	$0.47	$227		$133		$37		$100		$(32)	$465
Separation Costs (net of taxes of $1, $0, $0, $1, $1, and $4, respectively) (1)	0.01	2		1		1		2		4	10
Income Tax-Related Adjustments (entire amount represents tax expense) (2)	(0.04)	—		—		—		—		(43)	(43)
2022 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.44	$229		$134		$38		$101		$(69)	$433

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
Weather	$(0.03)	$—	(b)	$(27)		$—	(b)	$(4)	(b)	$—	$(31)
Load	—	—	(b)	(3)		—	(b)	—	(b)	—	(3)
Distribution and Transmission Rates (3)	0.04	14	(c)	9	(c)	13	(c)	7	(c)	—	43
Other Energy Delivery (4)	0.07	39	(c)	16	(c)	(4)	(c)	16	(c)	—	67
Operating and Maintenance Expense (5)	(0.03)	(15)		(19)		7		4		(12)	(35)
Pension and Non-Pension Postretirement Benefits	—	3		—		(1)		(4)		(1)	(3)
Depreciation and Amortization Expense (6)	(0.03)	(15)		(5)		(2)		(2)		(1)	(25)
Interest Expense and Other (7)	(0.04)	(4)		(7)		(8)		(3)		(16)	(38)
Share Differential (8)	(0.01)	—		—		—		—		—	—
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	$(0.03)	$22		$(36)		$5		$14		$(30)	$(25)

2023 GAAP Net Income (Loss) from Continuing Operations	$0.34	$249		$97		$42		$103		$(148)	$343
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $1)	—	—		—		—		—		3	3
Change in Environmental Liabilities (net of taxes of $1)	0.01	—		—		—		11		—	11
SEC Matter Loss Contingency (net of taxes of $0)	0.05	—		—		—		—		46	46
Separation Costs (net of taxes of $1, $0, $0, $1, and $2, respectively) (1)	0.01	2		1		1		1		—	5
2023 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.41	$251		$98		$43		$115		$(99)	$408
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income from Continuing Operations and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2023 and 2022 ranged from 24.0% to 29.0%.

(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, DPL Maryland, and ACE, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)For regulatory recovery mechanisms, including ComEd’s distribution formula rate and energy efficiency formula, ComEd, PECO, BGE, and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Represents costs related to the separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation, and employee-related severance costs, which are recorded in Operating and maintenance expense.
(2)In connection with the separation, Exelon recorded a one-time impact associated with a state tax benefit.
(3)For ComEd, reflects increased electric distribution revenues due to higher allowed electric distribution ROE driven and the impacts of by an increase in treasury rates. For PECO, reflects increased revenue primarily due to distribution rate increases. For BGE, reflects increased revenue due to distribution rate increases. For PHI, reflects increased revenue primarily due to distribution and transmission rate increases.
(4)For ComEd, reflects increased electric distribution, transmission, and energy efficiency revenues due to higher fully recoverable costs and also reflects carrying costs related to the CMC regulatory assets. For PECO, reflects increased transmission and energy efficiency revenues due to regulatory required programs.
(5)Represents Operating and maintenance expense, excluding pension and non-pension postretirement benefits. For PECO, primarily reflects increased program costs related to regulatory required programs and increased contracting costs. For Corporate, primarily reflects an increase in costs for Deferred Prosecution Agreement (DPA) related matters. This increase is partially offset by a decrease in Operating and maintenance expense with an offsetting decrease in other income, for costs billed to Constellation for services provided by Exelon through the Transition Services Agreement (TSA).
(6)Reflects ongoing capital expenditures across all utilities.
(7)For Corporate, primarily reflects a decrease in other income for costs billed to Constellation for services provided by Exelon through the TSA, with an offsetting increase in Operating and maintenance expense. This was partially offset by an increase in other income for the proposed settlement of the DPA related derivative claims.

(8)Reflects the impact on earnings per share due to the increase in Exelon's average diluted common shares outstanding as a result of the August 2022 common stock issuance.

Exelon
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Six Months Ended June 30, 2023 and 2022
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Other (a)	Exelon
2022 GAAP Net Income (Loss) from Continuing Operations	$0.96	$415		$339		$234		$230		$(272)	$946
ERP System Implementation Costs (net of taxes of $0) (1)	—	—		—		—		—		1	1
Separation Costs (net of taxes of $3, $1, $1, $2, $3 and $11, respectively) (2)	0.03	7		3		4		5		8	27
Income Tax-Related Adjustments (entire amount represents tax expense) (3)	0.09	—		—		—		3		89	92
2022 Adjusted (non-GAAP) Operating Earnings (Loss)	$1.08	$422		$342		$238		$238		$(175)	$1,065

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
Weather	$(0.07)	$—	(b)	$(63)		$—	(b)	$(11)	(b)	$—	$(74)
Load	(0.01)	—	(b)	(7)		—	(b)	(3)	(b)	—	(10)
Distribution and Transmission Rates (4)	0.17	59	(c)	35	(c)	26	(c)	50	(c)	—	170
Other Energy Delivery (5)	0.12	64	(c)	20	(c)	(6)	(c)	45	(c)	—	123
Operating and Maintenance Expense (6)	(0.02)	(13)		(39)		2		15		10	(25)
Pension and Non-Pension Postretirement Benefits	—	5		2		(2)		(9)		(1)	(5)
Depreciation and Amortization Expense (7)	(0.06)	(28)		(9)		(1)		(18)		(2)	(58)
Interest Expense and Other (8)	(0.08)	(8)		(17)		(15)		(19)		(23)	(82)
Share Differential (9)	(0.02)	—		—		—		—		—	—
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	$0.03	$79		$(78)		$4		$50		$(16)	$39

2023 GAAP Net Income (Loss) from Continuing Operations	$1.02	$489		$263		$241		$258		$(239)	$1,012
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $1)	—	—		—		—		—		2	2
Change in Environmental Liabilities (net of taxes of $8)	0.03	—		—		—		29		—	29
SEC Matter Loss Contingency (net of taxes of $0)	0.05	—		—		—		—		46	46
Change in FERC Audit Liability (net of taxes of $4)	0.01	11		—		—		—		—	11
Separation Costs (net of taxes of $1, $0, $0, $0, $0, and $1, respectively) (2)	—	2		1		1		1		(1)	4
2023 Adjusted (non-GAAP) Operating Earnings (Loss)	$1.11	$501		$264		$242		$288		$(191)	$1,104
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income from Continuing Operations and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2023 and 2022 ranged from 24.0% to 29.0%.
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, DPL Maryland, and ACE, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)For regulatory recovery mechanisms, including ComEd’s distribution formula rate and energy efficiency formula, ComEd, PECO, BGE, and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Reflects costs related to a multi-year Enterprise Resource Planning (ERP) system implementation, which are recorded in Operating and maintenance expense.
(2)Represents costs related to the separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation, and employee-related severance costs, which are recorded in Operating and maintenance expense.
(3)In connection with the separation, Exelon recorded an income tax expense primarily due to the long-term marginal state income tax rate change, the recognition of valuation allowances against the net deferred tax assets positions for certain standalone state filing jurisdictions, and nondeductible transaction costs partially offset by a one-time impact associated with a state tax benefit.
(4)For ComEd, reflects increased electric distribution revenues due to higher allowed electric distribution ROE driven by an increase in treasury rates and higher rate base. For PECO, reflects increased revenue primarily due to distribution rate increases. For BGE, reflects increased revenue due to distribution rate increases. For PHI, reflects increased revenue primarily due to distribution and transmission rate increases.
(5)For ComEd, reflects increased electric distribution, transmission, and energy efficiency revenues due to higher fully recoverable costs and also reflects carrying costs related to the CMC regulatory assets. For PECO, reflects increased transmission and energy efficiency revenues due to regulatory required programs. For PHI, includes the regulatory asset amortization of the ACE Purchase Power Agreement termination obligation recorded in the first quarter of 2022, which is fully recoverable.
(6)Represents Operating and maintenance expense, excluding pension and non-pension postretirement benefits. For PECO, primarily reflects increased program costs related to regulatory required programs and increased contracting costs. For PHI, includes decreased storm costs. For Corporate, includes the following three items: 1) an increase in costs for DPA related matters, 2) lower BSC costs that were historically allocated to Generation but are presented as part of continuing operations in Exelon’s results as these costs do not qualify as expenses of the discontinued operations per the accounting rules (YTD Q2 2023 includes no costs compared to one month of costs for the period prior to the separation for YTD Q2 2022), and 3) a decrease in Operating and maintenance expense with an offsetting decrease in other income for costs billed to Constellation for services provided by Exelon through the TSA.
(7)Reflects ongoing capital expenditures across all utilities and higher depreciation rates effective January 2023 for ComEd. For BGE, also reflects decreased amortization for regulatory required programs. For PHI, includes the regulatory asset amortization of the ACE Purchase Power Agreement termination obligation recorded in the first quarter of 2022, which is fully recoverable in Other Energy Delivery.
(8)For Corporate, Other primarily reflects a decrease in other income for costs billed to Constellation for services provided by Exelon through the TSA with an offsetting decrease in Operating and maintenance expense, partially offset by an increase in other income for the proposed settlement of the DPA related derivative claims.
(9)Reflects the impact on earnings per share due to the increase in Exelon's average diluted common shares outstanding as a result of the August 2022 common stock issuance.

ComEd Statistics
Three Months Ended June 30, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	5,783	6,617	(12.6)%	(2.4)%	$861	$819	5.1%
Small commercial & industrial	6,834	7,198	(5.1)%	(3.8)%	461	312	47.8%
Large commercial & industrial	6,502	6,641	(2.1)%	(1.8)%	205	11	1,763.6%
Public authorities & electric railroads	185	186	(0.5)%	(0.8)%	13	5	160.0%
Other(b)	—	—	n/a	n/a	234	234	—%
Total electric revenues(c)	19,304	20,642	(6.5)%	(2.7)%	1,774	1,381	28.5%
Other Revenues(d)					127	44	188.6%
Total Electric Revenues					$1,901	$1,425	33.4%
Purchased Power					$685	$283	142.0%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	581	713	697	(18.5)%	(16.6)%
Cooling Degree-Days	298	377	266	(21.0)%	12.0%

Six Months Ended June 30, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	12,017	13,368	(10.1)%	(2.1)%	$1,698	$1,675	1.4%
Small commercial & industrial	14,032	14,702	(4.6)%	(2.3)%	823	736	11.8%
Large commercial & industrial	13,061	13,388	(2.4)%	(1.2)%	290	165	75.8%
Public authorities & electric railroads	412	443	(7.0)%	(5.4)%	22	20	10.0%
Other(b)	—	—	n/a	n/a	450	472	(4.7)%
Total electric revenues(c)	39,522	41,901	(5.7)%	(1.9)%	3,283	3,068	7.0%
Other Revenues(d)					285	90	216.7%
Total Electric Revenues					$3,568	$3,158	13.0%
Purchased Power					$1,172	$921	27.3%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	3,252	3,878	3,750	(16.1)%	(13.3)%
Cooling Degree-Days	298	377	266	(21.0)%	12.0%

Number of Electric Customers	2023	2022
Residential	3,729,428	3,711,023
Small commercial & industrial	391,380	390,357
Large commercial & industrial	1,866	1,900
Public authorities & electric railroads	4,791	4,853
Total	4,127,465	4,108,133
__________
(a)Reflects revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $3 million for the three months ended June 30, 2023 and 2022, respectively, and $5 million and $8 million for the six months ended June 30, 2023 and 2022, respectively.
(d)Includes alternative revenue programs and late payment charges.

PECO Statistics
Three Months Ended June 30, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	2,694	3,060	(12.0)%	(0.1)%	$444	$431	3.0%
Small commercial & industrial	1,703	1,813	(6.1)%	(2.9)%	132	126	4.8%
Large commercial & industrial	3,331	3,416	(2.5)%	(0.6)%	64	72	(11.1)%
Public authorities & electric railroads	144	135	6.7%	6.4%	8	7	14.3%
Other(b)	—	—	n/a	n/a	71	68	4.4%
Total electric revenues(c)	7,872	8,424	(6.6)%	(0.8)%	719	704	2.1%
Other Revenues(d)					—	4	(100.0)%
Total Electric Revenues					719	708	1.6%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	4,373	5,206	(16.0)%	(9.8)%	69	71	(2.8)%
Small commercial & industrial	3,743	3,638	2.9%	6.8%	32	29	10.3%
Large commercial & industrial	6	4	50.0%	(4.0)%	—	—	n/a
Transportation	5,190	5,707	(9.1)%	(7.0)%	5	6	(16.7)%
Other(f)	—	—	n/a	n/a	2	2	—%
Total natural gas revenues(g)	13,312	14,555	(8.5)%	(4.6)%	108	108	—%
Other Revenues(d)					1	—	100.0%
Total Natural Gas Revenues					109	108	0.9%
Total Electric and Natural Gas Revenues					$828	$816	1.5%
Purchased Power and Fuel					$302	$283	6.7%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	330	385	426	(14.3)%	(22.5)%
Cooling Degree-Days	233	434	386	(46.3)%	(39.6)%

Six Months Ended June 30, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	6,052	6,818	(11.2)%	(1.7)%	$963	$918	4.9%
Small commercial & industrial	3,546	3,750	(5.4)%	(0.5)%	267	237	12.7%
Large commercial & industrial	6,568	6,748	(2.7)%	(0.2)%	129	136	(5.1)%
Public authorities & electric railroads	312	317	(1.6)%	(1.9)%	16	15	6.7%
Other(b)	—	—	n/a	n/a	139	130	6.9%
Total electric revenues(c)	16,478	17,633	(6.6)%	(0.9)%	1,514	1,436	5.4%
Other Revenues(d)					—	13	(100.0)%
Total Electric Revenues					1,514	1,449	4.5%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	21,563	26,043	(17.2)%	(3.8)%	292	289	1.0%
Small commercial & industrial	12,442	14,184	(12.3)%	(0.9)%	107	105	1.9%
Large commercial & industrial	35	14	150.0%	9.1%	1	—	n/a
Transportation	12,204	13,346	(8.6)%	(6.1)%	13	14	(7.1)%
Other(f)	—	—	n/a	n/a	11	5	120.0%
Total natural gas revenues(g)	46,244	53,587	(13.7)%	(3.5)%	424	413	2.7%
Other Revenues(d)					2	1	100.0%
Total Natural Gas Revenues					426	414	2.9%
Total Electric and Natural Gas Revenues					$1,940	$1,863	4.1%
Purchased Power and Fuel					$786	$689	14.1%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	2,218	2,613	2,843	(15.1)%	(22.0)%
Cooling Degree-Days	233	435	387	(46.4)%	(39.8)%

Number of Electric Customers	2023	2022	Number of Natural Gas Customers	2023	2022
Residential	1,529,499	1,521,728	Residential	504,723	499,678
Small commercial & industrial	155,845	155,484	Small commercial & industrial	44,793	44,726
Large commercial & industrial	3,112	3,114	Large commercial & industrial	10	10
Public authorities & electric railroads	10,423	10,386	Transportation	642	659
Total	1,698,879	1,690,712	Total	550,168	545,073
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million and $1 million for the three months ended June 30, 2023 and 2022, respectively, and $3 million and $2 million for the six months ended June 30, 2023 and 2022, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling $1 million and less than $1 million for the three months ended June 30, 2023 and 2022, respectively, and $1 million and less than a $1 million for the six months ended June 30, 2023 and 2022, respectively.

BGE Statistics
Three Months Ended June 30, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	2,454	2,752	(10.8)%	(2.1)%	$363	$334	8.7%
Small commercial & industrial	609	637	(4.4)%	0.2%	75	70	7.1%
Large commercial & industrial	3,102	3,214	(3.5)%	(2.1)%	119	129	(7.8)%
Public authorities & electric railroads	48	53	(9.4)%	(8.4)%	7	7	—%
Other(b)	—	—	n/a	n/a	103	99	4.0%
Total electric revenues(c)	6,213	6,656	(6.7)%	(1.9)%	667	639	4.4%
Other Revenues(d)					5	(10)	(150.0)%
Total Electric Revenues					672	629	6.8%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	3,909	4,943	(20.9)%	(5.4)%	71	96	(26.0)%
Small commercial & industrial	1,156	1,389	(16.8)%	(9.5)%	15	18	(16.7)%
Large commercial & industrial	8,059	9,168	(12.1)%	(8.0)%	30	35	(14.3)%
Other(f)	78	931	(91.6)%	n/a	5	12	(58.3)%
Total natural gas revenues(g)	13,202	16,431	(19.7)%	(7.3)%	121	161	(24.8)%
Other Revenues(d)					4	(4)	(200.0)%
Total Natural Gas Revenues					125	157	(20.4)%
Total Electric and Natural Gas Revenues					$797	$786	1.4%
Purchased Power and Fuel					$272	$289	(5.9)%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	381	446	491	(14.6)%	(22.4)%
Cooling Degree-Days	210	279	262	(24.7)%	(19.8)%

Six Months Ended June 30, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	5,560	6,321	(12.0)%	0.3%	$796	$752	5.9%
Small commercial & industrial	1,283	1,372	(6.5)%	0.7%	167	151	10.6%
Large commercial & industrial	6,149	6,387	(3.7)%	(1.2)%	268	260	3.1%
Public authorities & electric railroads	103	106	(2.8)%	(2.1)%	14	14	—%
Other(b)	—	—	n/a	n/a	198	196	1.0%
Total electric revenues(c)	13,095	14,186	(7.7)%	(0.4)%	1,443	1,373	5.1%
Other Revenues(d)					42	(7)	(700.0)%
Total Electric Revenues					1,485	1,366	8.7%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	20,697	26,061	(20.6)%	1.2%	349	378	(7.7)%
Small commercial & industrial	4,924	6,050	(18.6)%	(2.8)%	56	63	(11.1)%
Large commercial & industrial	21,273	23,911	(11.0)%	(3.4)%	100	100	—%
Other(f)	1,686	5,391	(68.7)%	n/a	24	47	(48.9)%
Total natural gas revenues(g)	48,580	61,413	(20.9)%	(1.2)%	529	588	(10.0)%
Other Revenues(d)					39	(14)	(378.6)%
Total Natural Gas Revenues					568	574	(1.0)%
Total Electric and Natural Gas Revenues					$2,053	$1,940	5.8%
Purchased Power and Fuel					$764	$743	2.8%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	2,155	2,688	2,872	(19.8)%	(25.0)%
Cooling Degree-Days	210	279	262	(24.7)%	(19.8)%

Number of Electric Customers	2023	2022	Number of Natural Gas Customers	2023	2022
Residential	1,206,763	1,200,397	Residential	655,181	653,409
Small commercial & industrial	115,594	115,769	Small commercial & industrial	38,077	38,227
Large commercial & industrial	12,975	12,721	Large commercial & industrial	6,275	6,211
Public authorities & electric railroads	265	267
Total	1,335,597	1,329,154	Total	699,533	697,847
__________
(a)Reflects revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million and $2 million for the three months ended June 30, 2023 and 2022, respectively, and $2 million and $3 million for the six months ended June 30, 2023 and 2022, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling $1 million and $1 million for the three months ended June 30, 2023 and 2022, respectively, and $2 million and $7 million for the six months ended June 30, 2023 and 2022, respectively.

Pepco Statistics
Three Months Ended June 30, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	1,598	1,719	(7.0)%	4.5%	$267	$234	14.1%
Small commercial & industrial	249	257	(3.1)%	1.4%	41	35	17.1%
Large commercial & industrial	3,114	3,384	(8.0)%	(4.5)%	254	250	1.6%
Public authorities & electric railroads	115	125	(8.0)%	(7.3)%	7	8	(12.5)%
Other(b)	—	—	n/a	n/a	64	54	18.5%
Total electric revenues(c)	5,076	5,485	(7.5)%	(1.5)%	633	581	9.0%
Other Revenues(d)					9	—	n/a
Total Electric Revenues					$642	$581	10.5%
Purchased Power					$204	$162	25.9%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	209	325	308	(35.7)%	(32.1)%
Cooling Degree-Days	388	498	506	(22.1)%	(23.3)%

Six Months Ended June 30, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	3,561	4,006	(11.1)%	(0.7)%	$549	$509	7.9%
Small commercial & industrial	516	556	(7.2)%	(2.4)%	80	73	9.6%
Large commercial & industrial	6,323	6,633	(4.7)%	(1.5)%	535	503	6.4%
Public authorities & electric railroads	267	275	(2.9)%	(1.8)%	16	16	—%
Other(b)	—	—	n/a	n/a	120	100	20.0%
Total electric revenues(c)	10,667	11,470	(7.0)%	(1.2)%	1,300	1,201	8.2%
Other Revenues(d)					51	(6)	(950.0)%
Total Electric Revenues					$1,351	$1,195	13.1%
Purchased Power					$462	$375	23.2%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	1,829	2,338	2,429	(21.8)%	(24.7)%
Cooling Degree-Days	390	504	509	(22.6)%	(23.4)%

Number of Electric Customers	2023	2022
Residential	860,014	850,569
Small commercial & industrial	54,016	54,349
Large commercial & industrial	22,904	22,771
Public authorities & electric railroads	204	194
Total	937,138	927,883
__________
(a)Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million for both the three months ended June 30, 2023 and 2022, and $3 million and $2 million for the six months ended June 30, 2023 and 2022, respectively.
(d)Includes alternative revenue programs and late payment charge revenues.

DPL Statistics
Three Months Ended June 30, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	987	1,106	(10.8)%	(1.2)%	$161	$155	3.9%
Small commercial & industrial	547	536	2.1%	4.8%	57	51	11.8%
Large commercial & industrial	1,027	1,025	0.2%	2.7%	33	30	10.0%
Public authorities & electric railroads	10	10	—%	(1.2)%	4	3	33.3%
Other(b)	—	—	n/a	n/a	61	57	7.0%
Total electric revenues(c)	2,571	2,677	(4.0)%	1.5%	316	296	6.8%
Other Revenues(d)					4	(1)	(500.0)%
Total Electric Revenues					320	295	8.5%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	794	983	(19.2)%	(2.1)%	16	17	(5.9)%
Small commercial & industrial	497	570	(12.8)%	2.3%	7	8	(12.5)%
Large commercial & industrial	371	402	(7.7)%	(7.8)%	1	3	(66.7)%
Transportation	1,328	1,444	(8.0)%	(4.8)%	4	3	33.3%
Other(g)	—	—	n/a	n/a	1	6	(83.3)%
Total natural gas revenues	2,990	3,399	(12.0)%	(3.1)%	29	37	(21.6)%
Other Revenues(f)					—	—	n/a
Total Natural Gas Revenues					29	37	(21.6)%
Total Electric and Natural Gas Revenues					$349	$332	5.1%
Purchased Power and Fuel					$139	$135	3.0%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	322	429	459	(24.9)%	(29.8)%
Cooling Degree-Days	252	342	349	(26.3)%	(27.8)%

Natural Gas Service Territory				% Change
Heating Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	318	441	487	(27.9)%	(34.7)%

Six Months Ended June 30, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	2,373	2,683	(11.6)%	(1.9)%	$371	$362	2.5%
Small commercial & industrial	1,081	1,142	(5.3)%	(2.2)%	119	107	11.2%
Large commercial & industrial	1,984	2,040	(2.7)%	(0.6)%	66	56	17.9%
Public authorities & electric railroads	22	23	(4.3)%	(3.9)%	8	7	14.3%
Other(b)	—	—	n/a	n/a	119	113	5.3%
Total electric revenues(c)	5,460	5,888	(7.3)%	(1.5)%	683	645	5.9%
Other Revenues(d)					14	(2)	(800.0)%
Total Electric Revenues					697	643	8.4%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	4,368	5,436	(19.6)%	(5.8)%	76	68	11.8%
Small commercial & industrial	2,142	2,550	(16.0)%	(0.8)%	33	29	13.8%
Large commercial & industrial	787	863	(8.8)%	(8.7)%	2	6	(66.7)%
Transportation	3,231	3,650	(11.5)%	(6.1)%	8	7	14.3%
Other(f)	—	—	n/a	n/a	7	10	(30.0)%
Total natural gas revenues	10,528	12,499	(15.8)%	(5.0)%	126	120	5.0%
Other Revenues(d)					—	—	n/a
Total Natural Gas Revenues					126	120	5.0%
Total Electric and Natural Gas Revenues					$823	$763	7.9%
Purchased Power and Fuel					$360	$324	11.1%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	2,197	2,693	2,866	(18.4)%	(23.3)%
Cooling Degree-Days	252	346	350	(27.2)%	(28.0)%

Natural Gas Service Territory				% Change
Heating Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	2,269	2,796	2,984	(18.8)%	(24.0)%

Number of Electric Customers	2023	2022	Number of Natural Gas Customers	2023	2022
Residential	483,760	479,728	Residential	129,538	128,715
Small commercial & industrial	63,913	63,574	Small commercial & industrial	10,060	10,068
Large commercial & industrial	1,234	1,222	Large commercial & industrial	16	16
Public authorities & electric railroads	594	598	Transportation	163	157
Total	549,501	545,122	Total	139,777	138,956
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million for both the three months ended June 30, 2023 and 2022, and $3 million for both the six months ended June 30, 2023 and 2022.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.

ACE Statistics
Three Months Ended June 30, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	775	859	(9.8)%	2.5%	$155	$159	(2.5)%
Small commercial & industrial	347	362	(4.1)%	(1.2)%	46	54	(14.8)%
Large commercial & industrial	743	808	(8.0)%	(6.3)%	50	52	(3.8)%
Public authorities & electric railroads	9	11	(18.2)%	(11.8)%	4	4	—%
Other(b)	—	—	n/a	n/a	63	55	14.5%
Total electric revenues(c)	1,874	2,040	(8.1)%	(1.7)%	318	324	(1.9)%
Other Revenues(d)					(1)	(15)	(93.3)%
Total Electric Revenues					$317	$309	2.6%
Purchased Power					$124	$123	0.8%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	519	533	539	(2.6)%	(3.7)%
Cooling Degree-Days	155	275	304	(43.6)%	(49.0)%

Six Months Ended June 30, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	1,535	1,777	(13.6)%	(3.6)%	$301	$329	(8.5)%
Small commercial & industrial	718	701	2.4%	6.1%	105	101	4.0%
Large commercial & industrial	1,532	1,511	1.4%	3.3%	113	96	17.7%
Public authorities & electric railroads	23	25	(8.0)%	(5.2)%	9	8	12.5%
Other(b)	—	—	n/a	n/a	126	136	(7.4)%
Total electric revenues(c)	3,808	4,014	(5.1)%	0.7%	654	670	(2.4)%
Other Revenues(d)					16	(12)	(233.3)%
Total Electric Revenues					$670	$658	1.8%
Purchased Power					$273	$301	(9.3)%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	2,527	2,969	3,005	(14.9)%	(15.9)%
Cooling Degree-Days	155	277	305	(44.0)%	(49.2)%

Number of Electric Customers	2023	2022
Residential	503,918	501,494
Small commercial & industrial	62,307	62,291
Large commercial & industrial	3,007	3,085
Public authorities & electric railroads	727	726
Total	569,959	567,596
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million for both the three months ended June 30, 2023 and 2022, and $1 million and $2 million for the six months ended June 30, 2023 and 2022, respectively.
(d)Includes alternative revenue programs.